Exhibit 99.1

FOR FURTHER INFORMATION:

AT FIRST MERCURY FINANCIAL:	AT FINANCIAL RELATIONS BOARD:
Allison J. Roelofs	Leslie Loyet
Manager – Corporate Financial Reporting	Investor Inquiries
(248) 213-0430	(312) 640-6672
aroelofs@firstmercury.com	lloyet@frbir.com

FOR IMMEDIATE RELEASE
WEDNESDAY, MAY 2, 2007

FIRST MERCURY FINANCIAL CORPORATION ANNOUNCES
FIRST QUARTER 2007 FINANCIAL RESULTS

SOUTHFIELD, MI – May 2, 2007 – First Mercury Financial Corporation (NYSE: FMR) (“First Mercury” or the “Company”) today announced results for the first quarter ended March 31, 2007.

Highlights for the quarter include:

•	Total operating revenues increased 51.6 percent from the first quarter of 2006 to $53.0 million

•	Net income of $10.0 million

•	Diluted net income per share of $0.55

•	Combined ratio of 73.7 percent

•	Book value per share of $10.55 compared to $9.98 at December 31, 2006

•	Annualized return on average stockholders’ equity of 22.4 percent

“We are pleased with our underwriting results, growth in book value and annualized return on equity for the first quarter, all of which were in line with our expectations”, said Richard H. Smith, chairman and chief executive officer.  Smith added, “Additionally, our business development efforts have produced three new niche general liability underwriting classes all of which became fully operational in April.”

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For the three months ended March 31, 2007, premiums produced were $64.3 million, a 7.3 percent increase from premiums produced during the same period in 2006. Premiums produced consists of all of the premiums billed by CoverX®, First Mercury’s licensed wholesale insurance broker, which produces and underwrites all of the Company’s business.

Total operating revenues for the three months ended March 31, 2007 increased 51.6 percent to $53.0 million compared to $35.0 million for the same period of 2006.

First Mercury’s combined ratio for the three months ended March 31, 2007 was 73.7 percent compared with 74.8 percent for the same period in 2006.

Net investment income earned during the three months ended March 31, 2007 was $3.3 million, up 53.2 percent from the same period of 2006.

Net income for the first quarter 2007 was $10.0 million compared to $5.4 million for the same period of 2006. Net income for the three months ended March 31, 2006 includes interest expense of $1.3 million and amortization of debt issuance costs of $0.1 million, net of tax, on senior notes which were issued in August 2005 and repaid in October 2006 with proceeds from First Mercury’s initial public offering.

Smith concluded, “While we have seen some softening in rates, we believe our focus on specialty niches, combined with the new opportunities available to us given our capital structure, position us well for 2007 and beyond.   As such, we reiterate our guidance which is that we expect to deliver annual revenue growth in excess of 20 percent for 2007 and we expect to deliver a return on average stockholders’ equity for 2007 in excess of 20 percent.”

Conference Call Details

The Company will host a conference call on May 3, 2007 at 11:00 a.m. Eastern Time to discuss first quarter results. The call can be accessed live by dialing 800-936-9754 or by visiting the Company’s website at www.firstmercury.com

Investors may access a replay by dialing 877-519-4471, passcode 8701615, which will be available through May 10, 2007. The webcast replay will also be archived in the “Investor Relations” section of the Company’s website.

About First Mercury Financial Corporation

First Mercury Financial Corporation markets and underwrites specialty commercial insurance products, focusing on niche and underserved segments where the Company has underwriting expertise and other competitive advantages.  During the Company’s 33 years of underwriting risks, First Mercury has established CoverX® as a recognized brand among insurance agents and brokers. As primarily an excess and surplus (E&S) lines underwriter, First Mercury has developed the underwriting expertise and cost-efficient infrastructure which has enabled it to effectively underwrite such risks.

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Safe Harbor Statement

This release contains forward-looking statements that relate to future periods and includes statements regarding our anticipated performance. Generally, the words “anticipates,” “believes,” “expects,” “intends,” “estimates,” “projects,” “plans” and similar expressions identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements or industry results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other important factors include, among others: our ability to maintain or the lowering or loss of one of our financial or claims-paying ratings; our actual incurred losses exceeding our loss and loss adjustment expense reserves; the failure of reinsurers to meet their obligations; our inability to obtain reinsurance coverage at reasonable prices; the failure of any loss limitations or exclusions or changes in claims or coverage; our lack of long-term operating history in certain specialty classes of insurance; our ability to acquire and retain additional underwriting expertise and capacity; the concentration of our insurance business in relatively few specialty classes; competition risk; fluctuations and uncertainty within the excess and surplus lines insurance industry; the extensive regulations to which our business is subject and our failure to comply with these regulations; our ability to maintain our risk-based capital at levels required by regulatory authorities; our inability to realize our investment objectives; and the risks identified in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K. Given these uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. We assume no obligation to update or revise them or provide reasons why actual results may differ.

For more information on the Company, please visit the Company’s website at www.firstmercury.com

Financial Tables Follow...

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First Mercury Financial Corporation
Condensed Consolidated Statements of Income
(Unaudited)

	For the Three Months Ended March 31,
	2007	2006
	(Dollars in thousands, except per share data)
Operating Revenue
Net earned premiums	$44,929	$28,529
Commissions and fees	4,657	4,444
Net investment income	3,294	2,150
Net realized gains on investments	135	(153)

Total Operating Revenues	53,015	34,970

Operating Expenses
Losses and loss adjustment expenses, net	23,954	14,907
Amortization of deferred acquisition expenses	8,739	4,894
Underwriting, agency and other expenses	3,730	4,210
Amortization of intangible assets	307	292

Total Operating Expenses	36,730	24,303

Operating Income	16,285	10,667
Interest Expense	982	2,648
Change in Fair Value of Derivative Instruments	107	(229)

Income Before Income Taxes	15,196	8,248
Income Taxes	5,229	2,869

Net Income	$9,967	$5,379

Net Income Per Share: (1)
Basic	$0.58	$1.07

Diluted	$0.55	$0.44

Weighted Average Shares Outstanding: (1)
Basic	17,331,901	4,183,479

Diluted	18,183,841	12,291,514

GAAP Underwriting Ratios:
Loss ratio	53.3%	52.3%
Expense ratio	20.4%	22.5%
Combined ratio	73.7%	74.8%

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First Mercury Financial Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31,	December 31,
	2007	2006
	(Unaudited)
ASSETS	(Dollars in thousands, except per share data)

Investments
Debt securities	$310,466	$260,323
Equity securities and other	2,986	3,184
Short-term	46,530	34,334

Total Investments	359,982	297,841
Cash and cash equivalents	9,567	14,335
Premiums and reinsurance balances receivable	28,155	46,090
Accrued investment income	3,443	2,931
Accrued profit sharing commissions	8,790	7,735
Reinsurance recoverable on paid and unpaid losses	71,228	69,437
Prepaid reinsurance premiums	25,454	10,377
Deferred acquisition costs	14,448	18,452
Intangible assets, net of accumulated amortization	37,571	37,878
Other assets	8,027	7,857

Total Assets	$566,665	$512,933

LIABILITIES AND STOCKHOLDERS’ EQUITY

Loss and loss adjustment expense reserves	$211,271	$191,013
Unearned premium reserves	97,943	91,803
Long-term debt	46,394	46,394
Funds held under reinsurance treaties	9,013	—
Reinsurance payable on paid losses	2,840	2,877
Premiums payable to insurance companies	1,776	728
Deferred federal income taxes	271	1,642
Accounts payable, accrued expenses, and other liabilities	14,309	5,738

Total Liabilities	383,817	340,195

Stockholders’ Equity (1)
Common stock, $0.01 par value; authorized 100,000,000 shares; issued and outstanding 17,335,019 and 17,330,831 shares	174	174
Paid-in-capital	153,630	153,600
Accumulated other comprehensive loss	(781)	(761)
Retained earnings	30,423	20,323
Treasury stock; 92,500 shares	(598)	(598)

Total Stockholders’ Equity	182,848	172,738

Total Liabilities and Stockholders’ Equity	$566,665	$512,933

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First Mercury Financial Corporation
Summary Financial Data

	Three Months Ended
	March 31,
	2007	2006
	(Dollars in thousands)

Gross Written Premiums:
Direct written premiums	$59,334	$55,537
Assumed written premiums	1,266	1,339

Gross written premiums	$60,600	$56,876

Net Written Premiums:
Net written premiums	$34,460	$27,108

Commissions and Fees:
Insurance underwriting commissions and fees	$1,872	$1,431
Insurance services commissions and fees	2,785	3,013

Total commissions and fees	$4,657	$4,444

Cash and Cash Equivalents:
Net cash provided by operating activities	$51,628	$17,673
Net cash used in investing activities	(56,396)	(19,029)
Net cash provided by financing activities	—	244

Net decrease in cash and cash equivalents	$(4,768)	$(1,112)

FOOTNOTES

(1)	Reflects 925 to 1 stock split that occurred on October 16, 2006 for all periods presented.

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